Exhibit 4.3

Execution Version

AGENCY AGREEMENT

February 24, 2023

Premium Nickel Resources Ltd.

One First Canadian Place

100 King Street West, Suite 3400

Toronto, Ontario M5X 1A4

Canada

Attention:	Keith Morrison, Chief Executive Officer and Director

Dear Sirs:

Paradigm Capital Inc. as lead agent and sole bookrunner (“Paradigm”), together with Tamesis Partners LLP, Cormark Securities Inc., Echelon Wealth Partners Inc., Eight Capital, INFOR Financial Inc. and CIBC World Markets Inc. (collectively with Paradigm, the “Agents”), understand that Premium Nickel Resources Ltd. (the “Company”) proposes to issue and sell up to 15,430,000 common shares of the Company (the “Offered Securities”) at the Issue Price (as defined herein) for aggregate gross proceeds of up to $27,002,500 (excluding any exercise of the Option as described below).

The Offering (as defined herein) will be completed on a private placement basis pursuant to exemptions from prospectus and registration requirements of all Applicable Securities Laws (as defined herein). Offers and sales of Offered Securities to persons in the United States (as defined herein) may only be made to persons who are Qualified Institutional Buyers (as defined herein) or U.S. Accredited Investors (as defined herein) in compliance with the exemption from the registration requirements of the U.S. Securities Act (as defined herein) provided by Rule 506(b) of Regulation D under the U.S. Securities Act and similar exemptions under applicable U.S. state securities laws. The Agents and the Company acknowledge that Schedule “A” and Schedule “B” form part of this Agreement. Offers and sales of the Offered Securities may also be made in certain offshore jurisdictions pursuant to relevant prospectus or registration exemptions in accordance with Applicable Securities Laws.

The Agents have been granted an option (the “Option”), which Option may be exercised, in whole or in part, at the Agents’ sole discretion and without obligation, to arrange for the purchase from the Company of up to such number of additional Offered Securities as is equal to 15% of the number of Offered Securities sold under the Offering at the Issue Price for additional aggregate gross proceeds of up to $4,050,375. The Option shall be exercisable by the Agents at any time up to 48 hours prior to the Closing Time (as defined herein), after which time the Option shall be void and of no further force and effect.

If exercised, any Offered Securities issued upon exercise of the Option shall be deemed to form part of the Offering for the purposes hereof. Unless the context otherwise requires, all references to the “Offering” or “Offered Securities” shall include any Offered Securities issued in connection with the exercise of the Option.

In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall, at the Closing Time, pay to the Agents the Commission (as defined herein) and issue and deliver to the Agents the Broker Warrants (as defined herein) in such amounts and with such terms as set out in Section 12 hereof. The obligation of the Company to pay the Commission and issue and deliver the Broker Warrants shall arise at the Closing Time and the Commission and the Broker Warrants shall be fully earned by the Agents upon the completion of the Offering

The Company agrees that the Agents will be permitted to appoint, at their sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, in each case acceptable to the Company, acting reasonably, as their agents to assist with the Offering in the Selling Jurisdictions and that the Agents may determine the remuneration payable by the Agents to such other dealers appointed by them.

This offer is conditional upon and subject to the additional terms and conditions set forth below.

1.	Interpretation

1.1	Unless expressly provided otherwise herein, where used in this Agreement or any schedule attached hereto, the following terms have the following meanings, respectively:

“affiliate” has the meaning ascribed to such concept in Section 1(2) of the Securities Act (Ontario);

“Affiliates” means affiliates of the Agents;

“Agents” has the meaning ascribed thereto on page 1 of this Agreement;

“Agents’ Expenses” has the meaning ascribed thereto in Section 10.1;

“Agreement” means this agency agreement resulting from the acceptance by the Company of the offer made by the Agents hereby;

“Applicable Securities Laws” means, in respect of any person, collectively, the securities laws, regulations, rulings, rules, orders and prescribed forms in each of the Selling Jurisdictions, and published policy statements issued by a Securities Regulator, including the rules and policies of the TSXV and of any other stock exchange, in each case, applicable to that person;

“Authorization” means, with respect to any person, any order, Permit, approval, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the person, including the approval of the TSXV;

“Benefit Plan” means any material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee, or consultant of the Company or its subsidiaries;

“Broker Shares” means the Common Shares issued upon the exercise of the Broker Warrants in accordance with the terms of this Agreement and the Broker Warrant Certificates;

“Broker Warrant Certificate” means the certificate evidencing the Broker Warrants and the definitive terms thereof;

“Broker Warrants” means the Common Share purchase warrants issued to the Agents pursuant to Section 12.2, with each Broker Warrant exercisable for one Broker Share at the Issue Price, subject to adjustment in accordance with the terms set forth in the Broker Warrant Certificates, until the date that is 24 months following the Closing Date;

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario or Vancouver, British Columbia are not open for business;

“Canadian Securities Laws” means collectively, all Applicable Securities Laws of each of the Selling Jurisdictions in Canada;

“Canadian Securities Regulators” means the applicable Securities Regulator in each of the provinces of Canada;

“Claims” has the meaning ascribed thereto in Section 9.1;

“Closing” means the completion of the sale of the Offered Securities as contemplated by this Agreement and the Subscription Agreement (which may for the avoidance of doubt be completed in one or more tranches);

“Closing Date” means February 24, 2023 or such other date or dates as the Company and the Agents may agree;

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Agents may determine;

“Commission” has the meaning ascribed thereto in Section 12.1;

“Common Shares” means the common shares in the capital of the Company;

“Contract” means any written or oral agreement, indenture, contract, lease, sublease, deed of trust, licence, option, or other legally enforceable obligation of or in favour of the applicable person;

“Company” has the meaning ascribed thereto on page 1 of this Agreement;

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money, to which an entity or any of its subsidiaries is a party or by which any of their property or assets are bound;

“Definitive Agreement” means the definitive amalgamation agreement between North American Nickel Inc., Premium Nickel Resources Corporation and 1000178269 Ontario Inc. dated April 25, 2022, pursuant to which the RTO Transaction was completed;

“DOM” means the Department of Mines within the Ministry of Mineral Resources, Green Technology and Energy Security of the Republic of Botswana;

“Engagement Letter” means the engagement letter between Paradigm and the Company dated January 30, 2023;

“Environmental Laws” means all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign, relating to the protection of the environment, occupational and human health and safety or the treatment, use, processing, storage, disposal, discharge, transport or handling of any Hazardous Substances;

“Financial Statements” has the meaning ascribed thereto in Section 5.1(s);

“Government Official” has the meaning ascribed thereto in Section 5.1(ff);

“Governmental Entity” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board or authority of any of the foregoing or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

“Gross Proceeds” means the aggregate Issue Price paid by the Purchasers on the Closing Date;

“Hazardous Substances” means any substance, material, pollutant, contaminant, chemical, or industrial, toxic or hazardous waste controlled, regulated, defined, designates or prohibited under Environmental Laws;

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board, namely, the standards, interpretations and the framework for the preparation and presentation of financial statements (in the absence of a standard or interpretation), as adopted in Canada by the Accounting Standards Board of the Chartered Professional Accountants of Canada, that are applicable to the circumstances as of the date of determination, consistently applied;

“including” means including without limitation;

“Indemnified Parties” has the meanings ascribed thereto in Section 9.1;

“Indemnitor” has the meanings ascribed thereto in Section 9.1;

“Issue Price” means $1.75 per Offered Security;

“Leased Premises” means any premises which are material to the Company or its subsidiaries and which the Company or its subsidiaries occupies as a tenant, as applicable;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, hypothec, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right, demand or claim of any kind or nature whatsoever which affects ownership or possession of, or title to, any interest in, or right to use or occupy, property or assets;

“Losses” has the meaning ascribed thereto in Section 9.1;

“Material Adverse Effect” means any change, effect, event or occurrence, that is, or would be reasonably expected to be, materially adverse with respect to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), business, prospects, operations or results of operations;

“Material Agreement” means any material contract, commitment, agreement (written or oral), joint venture instrument, lease or other document, including a licence agreement to which an entity or any of its subsidiaries is a party or by which any of their property or assets are bound;

“Material Property” means, the Selebi Property;

“Material Subsidiaries” means, collectively, PNR Amalco Ltd., Premium Nickel Resources International Ltd., PNR Selebi (Barbados) Limited, and Premium Nickel Resources Proprietary Limited;

“Mineral Properties” means collectively, the Selebi Property and the Selkirk Property;

“Mineral Rights” means, collectively, the Selebi Mineral Right and the Selkirk Mineral Rights;

“misrepresentation”, “material fact”, “material change”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Securities Act (Ontario);

“Money Laundering Laws” has the meaning ascribed thereto in Section 5.1(gg);

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“Offered Securities” has the meaning ascribed thereto on page 1 of this Agreement;

“Offering” means the offering in the Selling Jurisdictions of the Offered Securities at the Issue Price, to be issued and sold by the Company pursuant to the Subscription Agreements and this Agreement;

“Permit” means any licence, permit, approval, consent, certificates, registration or other authorization of or issued by any Governmental Entity, including under Environmental Laws;

“person” includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

“President’s List” means Contemporary Amperex Technology Co., Limited and certain other individuals as may mutually be agreed between the Company and Paradigm;

“Public Record” means all information contained in any news release, material change report (excluding any confidential material change report), financial statements, management’s discussion and analysis, management information circular or other document of the Company which has been publicly filed by, or on behalf of, the Company pursuant to Applicable Securities Laws in Canada or otherwise by or on behalf of the Company;

“Purchasers” means the purchasers of Offered Securities in connection with the Offering;

“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A that is also a U.S. Accredited Investor;

“Reporting Jurisdictions” means British Columbia, Alberta, Manitoba and Ontario;

“RTO Transaction” means the transactions completed on August 3, 2022 in accordance with the Definitive Agreement pursuant to which, among other things, Premium Nickel Resources Corporation completed a “reverse take-over” of North American Nickel Inc. pursuant to the policies of the TSXV;

“Rule 144A” means Rule 144A as promulgated under the U.S. Securities Act;

“SEC” means United States Securities and Exchange Commission;

“Securities Regulator” means, in respect of any jurisdiction, the securities regulator or other securities regulatory authority of that jurisdiction;

“Selebi Mineral Right” means the Mining Licence No. 2022/1L issued on February 1, 2022 in favour of Premium Nickel Resources Proprietary Limited by the DOM;

“Selebi Property” means, collectively, the Selebi and Selebi North nickel-copper-cobalt mines in Botswana, owned indirectly by the Company, together with the Selebi Mineral Right, together with any operating licences, leases (including surface leases), permits, assets, infrastructure and other property associated therewith;

“Selebi Purchase Agreement” means the asset purchase agreement dated as of September 28, 2021 between Trevor Glaum N.O., in his capacity as liquidator of BCL Limited (In Liquidation), BCL Limited (In Liquidation), Premium Nickel Resources Proprietary Limited and Premium Nickel Resources Corporation in respect of the Selebi Property;

“Selebi Technical Report” means the report titled “Technical Report on Selebi Mines, Central District, Republic of Botswana” dated June 16, 2022, with an effective date of March 1, 2022, prepared by SLR Consulting (Canada) Ltd.;

“Selkirk Mineral Rights” means, collectively, the Mining Licence No. 2022/7L issued on July 12, 2022 by the DOM, and Prospecting Licences No. 050/2010, 051/2010, 071/2011 and 210/2010 issued on July 26, 2022 by the DOM, each in favour of Premium Nickel Group Proprietary Limited;

“Selkirk Property” means, collectively, the Selkirk nickel-copper-platinum-group metals mine in Botswana, owned indirectly by the Company, together with the Selkirk Mineral Rights, together with any operating licences, leases (including surface leases), permits, assets, infrastructure and other property associated therewith

“Selkirk Purchase Agreement” means the asset purchase agreement dated as of January 19, 2022 between Trevor Glaum N.O. and Sivalutchmee Moodliar N.O., in their respective capacities as co-provisional liquidators of Tati Nickel Mining Company Proprietary Limited (In Liquidation), Tati Nickel Mining Company Proprietary Limited (In Liquidation), Premium Nickel Group Proprietary Limited, Premium Nickel Resources Corporation and Premium Nickel Resources International (Barbados) Limited in respect of the Selkirk Property;

“Selling Jurisdictions” means, collectively, (i) all of the provinces of Canada; (ii) the United States; and (iii) such other jurisdictions outside of Canada and the United States as the Agents and the Company may agree;

“Subscription Agreement” means the subscription agreement for Offered Securities, in the form agreed upon by the Company and the Agents, for the purchase and sale of the Offered Securities to the purchasers thereof pursuant to the Offering as contemplated herein and shall include, for greater certainty, all schedules thereto;

“Subsidiaries” means, collectively, PNR Amalco Ltd., Premium Nickel Resources International Ltd., PNR Selebi (Barbados) Limited, Premium Nickel Resources Proprietary Limited, PNR Selkirk Group (Barbados) Limited, Premium Nickel Group Proprietary Limited, NAN Exploration Inc., and North American Nickel (US) Inc.;

“subsidiary” has the meaning ascribed thereto in the Business Corporations Act (Ontario);

“Tax Act” means the Income Tax Act (Canada);

“Taxes” has the meaning ascribed thereto in Section 5.1(ee);

“to the knowledge of the Company” means to the best of the knowledge, information and awareness of the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer of the Company after having made due and applicable inquiries and investigations in connection with such facts and circumstances that would ordinarily be made by senior officers of resource exploration and development companies of similar size to the Company in the discharge of their duties;

“Termination Right” has the meaning ascribed thereto in Section 8;

“Transaction Documents” means, collectively, this Agreement, the Subscription Agreements and the Broker Warrant Certificates;

“Transfer Agent” means Computershare Investor Services Inc.;

“TSX” means the Toronto Stock Exchange;

“TSXV” means the TSX Venture Exchange;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act;

“U.S. Affiliates” has the meaning ascribed thereto in Section 2.2;

“U.S. Purchaser” means a purchaser of the Offered Securities that is in the United States or is purchasing for the account or benefit of a person in the United States or that was offered the Offered Securities in the United States; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

1.2	Division and Headings: The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

1.3	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (excluding any conflict of law, rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction) and the parties hereto irrevocably accept and attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

1.4	Currency: Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

1.5	Schedules: The following are the schedules attached to this Agreement, which schedules are deemed to be a part of this Agreement and are hereby incorporated by reference herein:

Schedule “A”	-	Compliance with United States Securities Laws.
Schedule “B”	-	Outstanding Convertible Securities and Rights to Acquire Securities of the Company

2.	Nature of Transaction

2.1	Sale on Exempt Basis. The Agents shall offer for sale and sell the Offered Securities pursuant to the Offering in the Selling Jurisdictions on a “private placement” basis in compliance with all Applicable Securities Laws such that each of the offer and sale of the Offered Securities do not obligate the Company to file a prospectus, a registration statement or other offering document with any Securities Regulator under Applicable Securities Laws.

2.2	U.S. Sales. The parties to this Agreement acknowledge that the Offered Securities have not been and will not be registered under the U.S. Securities Act or any U.S. state securities laws and may not be offered or sold in the United States except pursuant to exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any applicable state of the United States. Accordingly, the Company and the Agents agree that any offers and sales to U.S. Purchasers shall be conducted only in the manner specified in Schedule “A” of this Agreement. All actions to be undertaken by the Agents in the United States in connection with the matters contemplated herein shall be undertaken through a duly registered U.S. broker-dealer Affiliate (the “U.S. Affiliates”) or a U.S. registered broker-dealer that is a member of the selling group engaged in connection with such offer or sale.

2.3	Filings. The Company hereby agrees to comply with all Applicable Securities Laws on a timely basis in connection with the Offering and undertakes to file, or cause to be filed, within the periods stipulated under Applicable Securities Laws, all forms, documents or undertakings required to be filed by the Company in connection with the issue and sale of the Offered Securities, so that the distribution of the Offered Securities may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in the Selling Jurisdictions, and the Agents agree to assist the Company in all commercially reasonable respects to secure compliance with all regulatory requirements in connection with the Offering. All fees payable in connection with such filings shall be paid by the Company.

2.4	Solicitation of Orders. Neither the Company nor the Agents shall: (i) provide to prospective purchasers of the Offered Securities any document or other material that would constitute an offering memorandum or “future-oriented financial information” within the meaning of Applicable Securities Laws; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Securities, including but not limited to, causing the sale of the Offered Securities to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Offered Securities whose attendees have been invited by general solicitation or advertising.

2.5	Legends.

(a)	The Offered Securities and Broker Warrants (and Broker Shares if issued prior to the date that is four months and one day following the Closing Date) shall have attached to them, whether through the electronic deposit system of CDS, an ownership statement issued under a direct registration system or other electronic book-entry system, or on certificates that may be issued, as applicable, any legends as may be prescribed by CDS in addition to legends substantially in the following form with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <insert date that is four (4) months and one (1) day after Closing Date>.”

and if applicable under the policies of the TSXV, the additional legend as follows:

(b)	“WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL <insert date that is four (4) months and one (1) day after Closing Date>“.

3.	Representations, Warranties and Covenants of the Agents

3.1	Each Agent hereby severally, and not jointly, nor jointly and severally, represents and warrants to the Company and acknowledges that the Company is relying upon such representations and warranties, that:

(a)	Compliance with Applicable Securities Laws. In respect of arranging for the offer and sale of the Offered Securities, each Agent will conduct its activities in connection with the Offering and comply with all Applicable Securities Laws and the provisions of this Agreement.

(b)	Duly Registered. Each Agent is duly registered pursuant to the provisions of the Applicable Securities Laws, and is duly registered or licensed as an investment dealer in those jurisdictions in which it is required to be so registered in order to perform the services contemplated by this Agreement, or if or where not so registered or licensed, each such Agent will act only through members of a selling group who are so registered or licensed.

(c)	General Solicitation or Advertising. Each Agent and its Affiliates and representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Offered Securities in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Offered Securities whose attendees have been invited by any general solicitation or general advertising.

(d)	No Prospectus or Registration Requirement. No Agent has solicited, and no Agent will solicit, offers to purchase or sell the Offered Securities so as to require the filing of a prospectus, registration statement or offering memorandum with respect thereto or the provision of a contractual right of action under the laws of any jurisdiction.

No Agent or its U.S. Affiliate(s) will be liable under this Agreement or under Schedule “A” attached hereto, with respect to a breach of a representation, warranty or covenant contained in this Agreement by another Agent or its U.S. Affiliate(s), or any selling group member appointed by such other Agent or its U.S. Affiliate(s), as the case may be.

4.	Covenants of the Company

4.1	The Company hereby covenants to the Agents and to the Purchasers, and acknowledges that each of them is relying on such covenants in connection with the issuance and sale of the Offered Securities, as follows:

(a)	Due Diligence Process. The Company will allow the Agents and their representatives the opportunity to conduct all due diligence which the Agents may reasonably require to be conducted prior to the Closing Time and will make available its respective directors, senior management, technical advisors and legal counsel to answer the questions of the Agents in due diligence meetings to be conducted prior to the Closing Time.

(b)	Use of Proceeds. The net proceeds of the Offering will be used to support the ongoing exploration and redevelopment work on the Mineral Properties and for general corporate and working capital purposes.

(c)	Absence of Material Adverse Effect. The Company is not aware of any fact or circumstance which would be likely to have a Material Adverse Effect on the Company or the Mineral Properties.

(d)	Closing Deliveries. The Company will use its commercially reasonable efforts to fulfill or cause to be fulfilled, at or prior to the Closing Date, each of the conditions required to be fulfilled by it set out in Section 6.1.

(e)	Listing of Offered Securities and Broker Shares. The Company will use its commercially reasonable efforts to obtain the necessary regulatory consents and approvals for the Offering, including the conditional approval of the TSXV for the listing and trading of the Offered Securities and Broker Shares prior to the Closing Time and file or cause to be filed all documents, applications, forms or undertakings required to be filed by the Company, and take or cause to be taken all action required to be taken by the Company in connection with the offer and sale of the Offered Securities and the issuance of the Broker Warrants and Broker Shares.

(f)	Creation and Issuance of Securities. The Company will fulfill all legal requirements to permit the issuance, offering and sale of the Offered Securities and the creation and issuance of the Broker Warrants and Broker Shares all as contemplated in the Transaction Documents. The Offered Securities upon issuance will be duly and validly authorized and issued as fully paid and non-assessable Common Shares and the Broker Warrants upon issuance will be duly and validly created and issued and shall have the attributes corresponding to the description thereof set forth in the Transaction Documents, as applicable.

(g)	Allotment and Reservation. The Company shall ensure that at all times prior to the date that is 24 months following the Closing Date, sufficient Broker Shares are allotted for issuance upon the due and proper exercise of the Broker Warrants, and upon issuance in accordance with the terms of the Broker Warrant Certificates, including receipt by the Company of the exercise price therefor, the Broker Shares will be validly issued as fully paid and non-assessable Common Shares.

(h)	Maintain Reporting Issuer Status. For a period of two years following the Closing Date, the Company shall use commercially reasonable efforts to remain a reporting issuer under Canadian Securities Laws in the Reporting Jurisdictions, not in default of any material requirement of such Canadian Securities Laws, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer”, so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the TSXV (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted).

(i)	Stock Exchange Listing. The Company shall use commercially reasonable efforts to maintain the listing of the Common Shares on the TSXV, and to not take any action for a period of two years after the Closing Date which would reasonably be expected to result in the delisting or suspension of the Common Shares on or from the TSXV or on or from any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted (by action of the Company), provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company graduating to the TSX or any national securities exchange registered under the U.S. Exchange Act, as applicable, or ceasing to be listed on the TSXV (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted (by action of the Company)) so long as the holders of the Common Shares receive securities of an entity which is listed on a stock exchange in Canada, a national securities exchange in the United States or cash, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the TSXV (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted (by action of the Company)).

(j)	Standstill. The Company will not, directly or indirectly, offer, issue, pledge, sell, contract to sell, grant an option or right in respect of (or agree to or announce any intention to do any of the foregoing) any Common Shares or any securities convertible or exchangeable into Common Shares, for a period of four months and one day following the Closing Date, without the prior written consent of Paradigm, such consent not to be unreasonably withheld, conditioned or delayed, other than pursuant to (i) the issuance of up to 3,000,000 awards under the Company’s security based compensation plans; (ii) the exercise or vesting of awards outstanding under the Company’s security based compensation plans as at the date of the Engagement Letter; (iii) the exercise of warrants outstanding as at the date of the Engagement Letter; or (iv) any acquisition agreements.

(k)	Lock-Up Agreements. The Company will use its best efforts to cause each of its executive officers and directors to enter into lock-up agreements in a form satisfactory to the Company and the Agents, in both cases acting reasonably, which shall be negotiated in good faith and contain customary provisions, pursuant to which each such person agrees not to, for a period of four months and one day following the Closing Date, directly or indirectly, offer, sell, contract to sell, dispose, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with (or publicly announce any intention to do any of the foregoing) whether through the facilities of a stock exchange, by private placement or otherwise, any Common Shares or other securities of the Company convertible into, exchangeable for or exercisable to acquire Common Shares, directly or indirectly, without the prior written consent of the Agents, such consent not to be unreasonably withheld or delayed, or in accordance with the exceptions as set out in the lock-up agreements.

(l)	Post-Closing Filings. The Company will execute and file with the Canadian Securities Regulators, all forms, notices and certificates required to be filed by the Company pursuant to Applicable Securities Laws in respect of the Offering, in the time required by the Applicable Securities Laws, including for greater certainty, Form 45-106F1 of NI 45-106 and any other forms, notices and certificates set forth in the opinions delivered to the Agents pursuant to the closing conditions set forth in Section 6.1, as are required to be filed by the Company.

(m)	Full Particulars. During the distribution period, the Company will promptly inform the Agents in writing of the full particulars of:

(i)	any material change (actual, anticipated, proposed or credibly threatened) in the business, financial condition, affairs, operations, assets, liabilities or obligations (contingent or otherwise), prospects, capital or ownership of the Company or the Mineral Properties;

(ii)	any notice by any judicial or regulatory authority requesting any information, meeting, or hearing relating to the Company and its affairs or the Offering, other than those in the ordinary course relating to the Offering;

(iii)	any material fact in respect of the Company or the Mineral Properties, that had not been previously disclosed to the Agents; or

(iv)	any requests from any Securities Regulators, the TSXV or any other competent Governmental Entity relating to the Company or which may be relevant to the distribution of the Offered Securities or the listing of the Offered Securities on the TSXV.

The Company shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Agents, acting reasonably, with all applicable filings and other requirements under the Canadian Securities Laws as a result of such fact or change. The Company shall in good faith discuss with the Agents any fact or change in circumstances (actual, anticipated, contemplated, proposed or threatened, financial or otherwise) which is of such a nature that there is or could be reasonable doubt whether written notice need be given under this Section 4(m).

(n)	News Releases. During the distribution period, the Company will promptly provide to the Agents drafts of any news releases of the Company relating to the Offering or to be issued prior to the Closing Date for review by the Agents and their counsel prior to issuance, and will not publish those news releases (unless otherwise required by Applicable Securities Laws) except with the prior approval of the Agents, which approval will not be unreasonably withheld or delayed. In addition, if required by Applicable Securities Laws, any news release announcing or otherwise referring to the Offering shall comply with the requirements of the U.S. Securities Act and shall include an appropriate notation substantially as follows: “Not for distribution to United States news wire services or dissemination in the United States.” and “The securities have not been, and will not be, registered under the U.S. Securities Act, or any U.S. state securities laws, and may not be offered or sold in the United States without registration under the U.S. Securities Act and all applicable state securities laws or compliance with the requirements of an applicable exemption therefrom. This news release does not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor may there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.”

(o)	Orders, Rulings, etc. The Company will, during the distribution period, advise the Agents, promptly after receiving notice or obtaining knowledge thereof, of:

(i)	any order, ruling, or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) that has been issued by any Securities Regulator or of any proceedings that have been instituted, threatened or contemplated, for any such purposes; or

(ii)	any request of any Securities Regulator for any information, or the receipt by the Company of any communication from any Securities Regulator or any other competent authority relating to the Company or which may be relevant to the distribution of the Offered Securities or the completion of the Offering, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above, or, if any such order is issued, to obtain the withdrawal thereof as quickly as possible.

5.	Representations, Warranties and additional Covenants of the Company

5.1	The Company represents and warrants to the Agents and acknowledges that each of them is relying upon such representations and warranties in arranging for Purchasers of the Offered Securities and entering into this Agreement and that each Purchaser is relying upon such representations and warranties in purchasing the Offered Securities, that:

General Matters

(a)	Good Standing of the Company. The Company (i) has been continued under the laws of Ontario and is in good standing under the laws of Ontario; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to enter into and carry out its obligations under the Transaction Documents.

(b)	Subsidiaries. Other than the Subsidiaries, the Company currently has no other subsidiaries, and holds no shares or other ownership, equity or proprietary interests in any other person. Each of the Subsidiaries has been duly incorporated and is validly existing under the applicable laws of its jurisdiction of incorporation and has all requisite corporate power, capacity and authority to own, lease and operate, as applicable, its properties, permits and assets and conduct its business as currently conducted and as proposed to be conducted, and is current with all material filings required to be made under its jurisdiction of incorporation and all other jurisdictions in which it exists or carries on any material business. The Company directly or indirectly owns 100% of the outstanding shares of the Subsidiaries, and all such shares are legally and beneficially owned by the Company, free and clear of all Liens or demands of any kind whatsoever, and all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares (or the equivalent legal concept in another jurisdiction) and no person has any right, agreement or option or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Subsidiaries or any other security convertible into or exchangeable for any such shares. The only subsidiaries that are material to the Company are the Material Subsidiaries.

(c)	Carrying on Business. The Company and each of the Subsidiaries is, in all material respects, conducting its business in compliance with all applicable laws, rules and regulations (including all lawful requirements of any governmental or regulatory body, including but not limited to relevant exploration, concessions and permits) of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its properties or carries on business to enable its business to be carried on as now conducted and all such licences, registrations and qualifications are valid, subsisting and in good standing and it has not received a written notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance, with any such laws, regulations or permits.

(d)	No Proceedings for Dissolution. The Company is not insolvent and is able to meet all of its financial liabilities as they become due and no winding-up, liquidation, dissolution or bankruptcy proceedings have been commenced or are being commenced or contemplated by the Company, and no merger, consolidation, amalgamation, sale of all or substantially all of the assets or sale of the business transactions have been commenced or are being commenced or contemplated by the Company, and the Company has no knowledge of any such proceedings or transactions having been commenced or being contemplated in respect of the Company by any other party.

(e)	Freedom to Compete. Neither the Company nor any of the Subsidiaries is a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or any of the Subsidiaries to compete in any line of business, transfer or move any of its assets or operations other than in the ordinary course or which would have a Material Adverse Effect.

(f)	Share Capital. The authorized capital of the Company consists of (i) an unlimited number of Common Shares without par value, and (ii) 20,000,000 Preferred Shares, issuable in series, of which 4,000,000 are authorized to be designated as Series 1 Convertible Preferred Shares with a conversion value of $1.00 per Series 1 Convertible Preferred Share. As of the close of business on February 23, 2023, 116,521,343 Common Shares were issued and outstanding as fully paid and non-assessable shares and 118,186 Series 1 Convertible Preferred Shares were issued and outstanding as fully paid and non-assessable shares.

(g)	Absence of Rights. Other than in connection with this Offering and except as referred to in Schedule “B” hereto, no person has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company and the Offered Securities upon issuance will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company.

(h)	Prior Issuances of Securities; No Foreign Registration.

(i)	The offer and sale of all Common Shares, convertible securities, rights, warrants or options of the Company issued and outstanding as of the date of this Agreement have been made in material compliance with all applicable laws; and

(ii)	the Company is not required to file periodic reports with the SEC pursuant to the U.S. Exchange Act, or the rules or regulations promulgated thereunder.

(i)	No Voting Control. The Company is not a party to any agreement, nor is the Company aware of any agreement, which in any manner affects or will affect the voting control of any of the securities of the Company.

(j)	Common Shares are Listed. The currently issued and outstanding Common Shares are listed and posted for trading on the TSXV and no order ceasing or suspending trading in the Common Shares or prohibiting the sale of the Offered Securities has been issued and to the best knowledge of the Company, no proceedings, actions, inquiries, or investigations for such purpose has been threatened or are pending

(k)	Stock Exchange Compliance. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on the TSXV and the Company is currently in compliance with the rules and policies of the TSXV in all material respects.

(l)	Transfer Agent. The Transfer Agent at its principal office in Toronto, Ontario has been duly appointed as the registrar and transfer agent in respect of the Common Shares.

(m)	Valid and Binding Documents. Each of the execution and delivery of the Transaction Documents by the Company and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and upon the execution and delivery thereof shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, provided that enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability may be limited by applicable laws in effect in the province of Ontario.

(n)	All Consents and Approvals. All consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws necessary for: (i) the execution and delivery of the Transaction Documents (ii) the creation, issuance, sale and delivery, as applicable, of Offered Securities; and (iii) the consummation of the transactions contemplated hereby and thereby, have been made or obtained, as applicable, other than customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Applicable Securities Laws.

(o)	Material Agreements and Debt Instruments. Each of the Material Agreements and Debt Instruments of the Company and the Subsidiaries is valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof. The Company and the Subsidiaries have performed all material obligations (including payment obligations) in a timely manner under, and is in material compliance with all terms and conditions contained in, each Material Agreement and Debt Instrument. To the knowledge of the Company, the Company and the Subsidiaries are not in violation, breach or default nor have they received any written notification from any party claiming that they are in violation, breach or default under any Material Agreement or Debt Instrument and no other party, to the knowledge of the Company, is in breach, violation or default of any term under any Material Agreement or Debt Instrument.

(p)	Absence of Breach or Default. (i) The Corporation is not in breach or default of, and (ii) the execution and delivery of the Transaction Documents and the performance by the Company of its obligations hereunder or thereunder, and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) any material statute, rule or regulation applicable to the Company, including the Applicable Securities Laws; (B) the constating documents or resolutions of the Company which are in effect at the date hereof; (C) any Debt Instrument or Material Agreement; or (D) any judgment, decree or order binding the Company, the Subsidiaries or their properties or assets. The execution and delivery of the Transaction Documents and the performance by the Company of its obligations hereunder or thereunder do not and will not result in the creation or imposition of any Lien on the Company, its Subsidiaries or their properties or assets, and do not and will not give others a right to the acceleration, repurchase, redemption or repayment of all or any portion of indebtedness of the Company or its Subsidiaries.

(q)	No Actions or Proceedings. There are no actions, suits, proceedings or investigations, at law or in equity, by any person (or by or on behalf of the Company) nor any arbitration, administrative or other proceeding by or before any Governmental Entity pending, or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiaries or any of their assets, and the Company knows of no valid basis for any such action, suit, proceeding, arbitration or investigation by or against the Company or the Subsidiaries or their assets. Neither the Company nor any of the Subsidiaries is subject to any judgment, Order or decree entered in any lawsuit or proceeding nor has the Company nor any of the Subsidiaries settled any Claim prior to being prosecuted in respect of it.

(r)	Judgments. There are no judgments against the Company or any of the Subsidiaries or, to the knowledge of the Company, against the Mineral Properties that are unsatisfied, nor are there any consent decrees or injunctions to which the Company, the Subsidiaries, or the Mineral Properties are subject.

(s)	Financial Statements. The (i) audited consolidated financial statements of the Company for the financial years ended December 31, 2021 and December 31, 2020, together with the auditors reports and the notes thereto, (ii) audited consolidated financial statements of Premium Nickel Resources Corporation for the financial years ended December 31, 2021 and December 31, 2020, together with the auditors reports and the notes thereto, and (iii) the unaudited condensed interim consolidated financial statements of the Company for the three and nine-months ended September 30, 2022 (collectively, taken together the “Financial Statements”), are true and correct and present fairly, in all material respects, the financial position of the companies (prior to the RTO Transaction) and in respect of the interim financial statements, the financial position of the Company on a consolidated basis (after the RTO Transaction), for the periods then ended and have been prepared in accordance with IFRS, applied on a consistent basis throughout the periods involved.

(t)	No Material Changes. Since the completion of the RTO Transaction, other as disclosed in the Public Record:

(i)	there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company on a consolidated basis;

(ii)	there has not been any material change in the capital stock or long-term debt of the Company on a consolidated basis; and

(iii)	the Company and the Subsidiaries have carried on their respective businesses in the ordinary course.

(u)	No Off-Balance Sheet Arrangements. There are no material off-balance sheet transactions, arrangements, obligations, or liabilities (whether accrued, absolute, contingent or otherwise) or other relationships of the Company or the Subsidiaries with unconsolidated entities or other persons which are required to be disclosed and are not disclosed or reflected in the Financial Statements or that could reasonably be expected to have a Material Adverse Effect.

(v)	Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)	Accounting Policies. There has been no change in accounting policies or practices of the Company since December 31, 2021, other than the adoption of certain additional accounting policies in accordance with IFRS as disclosed in the Financial Statements.

(x)	Independent Auditors. The auditors of the Company are independent public accountants within the meaning of applicable Canadian Securities Laws and IFRS, and there has not been any “reportable event” (within the meaning of National Instrument 51-102) with respect to the present or any former auditor of the Company.

(y)	Purchases and Sales. Other than as disclosed in the Public Record, neither the Company nor any Subsidiary has approved, entered into any agreement in respect of, or has knowledge of:

(i)	the purchase of any material property or any interest therein, or the sale, transfer or other disposition of any material property or any interest therein currently owned, directly or indirectly, by the Company or any Subsidiary whether by asset sale, transfer of shares, or otherwise;

(ii)	the change of control (by sale or transfer of voting or equity securities or sale of all or substantially all of the assets of the Company or any Subsidiary) of the Company; or

(iii)	a proposed or planned disposition of voting or equity securities by any shareholder who owns, directly or indirectly, 10% or more of the outstanding securities of the Company.

(z)	Previous Corporate Transactions. All material corporate transactions completed by the Company or the Subsidiaries of any securities, business or assets of any other entity, including the RTO Transaction, have been fully and properly disclosed in the Public Record, were completed in material compliance with all applicable corporate and securities laws and all necessary corporate and regulatory approvals, consents, authorizations, registrations, and filings required in connection therewith were obtained or made, other than those which the failure to make or obtain would not individually or in the aggregate have a Material Adverse Effect.

(aa)	No Loans or Non-Arm’s Length Transactions. Except as disclosed in the Financial Statements, the Company is not a party to any Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with the Company.

(bb)	Dividends. There is not in the constating documents or equivalent organizational or governing documents or in any Debt Instrument, Material Agreement, or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company.

(cc)	Insurance. The assets of the Company and the Subsidiaries are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and neither the Company nor any Subsidiary has failed to promptly give any notice or present any material claim thereunder. There are no material claims by the Company or any Subsidiary under any insurance policy or instrument to which any insurance company is denying liability or defending under a reservation of rights clause and that would result in a Material Adverse Effect.

(dd)	Leased Premises. With respect to each of the Leased Premises, the Company and/or each Material Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company or any Material Subsidiary occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement, and the completion of the transactions described herein by the Company, will not afford any of the parties to such leases or any other Person the right to terminate any such lease or result in any additional or more onerous obligations under such leases.

(ee)	Taxes. All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company and the Subsidiaries have been paid, except where the failure to do so would not reasonably be expected to give rise to a Material Adverse Effect or result in an adverse material change to the Company. All tax returns, declarations and filings required to be filed by the Company and the Subsidiaries have been timely filed with all appropriate governmental authorities and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Company, no examination of any tax return of the Company or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by the Company or any Subsidiary, except where such examinations, issues or disputes, individually or collectively, would not reasonably be expected to have a Material Adverse Effect or result in an adverse material change to the Company.

(ff)	Anti-Bribery Laws. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent thereof has (i) violated any anti-bribery or anti-corruption laws applicable to the Company or any Subsidiary, including but not limited to the Foreign Corrupt Practices Act of 1977 (United States) and the Corruption of Foreign Public Officials Act (Canada), or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (A) to any representative of a Governmental Entity (“Government Official”), whether directly or through any other person, for the purpose of influencing any act or decision of a Government Official in his or her official capacity; inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a Government Official to influence or affect any act or decision of any Governmental Entity; or assisting any representative of the Company or any Subsidiary in obtaining or retaining business for or with, or directing business to, any person; or (B) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of foregoing, has (x) conducted or initiated any review, audit, or internal investigation that concluded the Company or any Subsidiary, or any director, officer, employee, consultant, representative or agent thereof violated such laws or committed any material wrongdoing, or (y) made a voluntary, directed, or involuntary disclosure to any Governmental Entity responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging noncompliance with any such laws.

(gg)	Anti-Money Laundering. The operations of the Company and each Subsidiary have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of PNR, threatened.

(hh)	Sanctions. None of the Company, nor any Subsidiary or, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is a person that is, or is owned or controlled by a person that is, currently subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, Governmental Entity or other regulatory authority, or other relevant sanctions authority (collectively, the “Sanctions”), nor is the Company nor any Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions (a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person: (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of Sanctions.

(ii)	Directors and Officers. To the knowledge of the Company, other than as disclosed in the Company’s public disclosure record, none of the directors or officers of the Company are now, or have ever been, (i) subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange, or (ii) subject to an order preventing, ceasing or suspending trading in any securities of the Company or any other public company.

(jj)	Related Parties. Other than in connection with the RTO Transaction, none of the directors, officers or employees of the Company, any known holder of more than 10% of any class of securities of the Company, or any known associate or affiliate of any of the foregoing persons or companies, has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction with the Company which, as the case may be, materially affected, is material to or will materially affect the Company.

(kk)	Minute Books and Records. The minute books and records of the Company and the Material Subsidiaries which the Company has made available to the Agents and Agents’ counsel, in connection with their due diligence investigation from the period requested to the date of examination thereof (the “Examination Period”) contain copies of constating documents, including amendments thereto, and all material proceedings of securityholders and directors (and committees thereof) and are complete in all material respects.

Disclosure Matters

(ll)	Reporting Issuer Status and Obligations. The Company is a “reporting issuer”, not included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators in the Reporting Jurisdictions, and in particular, without limiting the foregoing, the Company has in all material respects complied with its continuous disclosure obligations, including its obligation to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company which has occurred and with respect to which the requisite news release has not been disseminated or material change report, as applicable, has not been filed with the Canadian Securities Regulators in the Reporting Jurisdictions and there is no material change report that has been filed on a confidential basis that remains confidential as at the date hereof.

(mm)	Accuracy of Public Record. All documents previously published or filed by the Company with the Canadian Securities Regulators in the Reporting Jurisdictions, or available under the Company’s Public Record contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with Applicable Canadian Securities Laws, except where such non-compliance has not, or would not reasonably be expected to have, a Material Adverse Effect. The Company is not aware of any circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part XXIII.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario) and analogous provisions under Canadian Securities Laws.

(nn)	Forward-Looking Information. With respect to forward-looking information contained in the Public Record:

(i)	the Company had a reasonable basis for the forward-looking information at the time the disclosure was made;

(ii)	all material forward-looking information is directly or indirectly identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information; and states the material factors or assumptions used to develop forward-looking information; and

(iii)	the Company has updated such forward-looking information if required to comply with Applicable Securities Laws.

(oo)	Full Disclosure. All information which has been prepared by the Company relating to the Company and its Subsidiaries, as applicable, and any of its business, properties and liabilities, and either publicly disclosed or provided to the Agents including all financial, marketing, sales and operational information provided to the Agents is, as of the date of such information, true and correct in all material respects, and no material fact or facts have been intentionally omitted or withheld therefrom which would make such information misleading.

Mining and Environmental Matters

(pp)	Properties and Assets. The Company and/or the Subsidiaries are, directly or indirectly, the absolute legal and beneficial owners of and have good and marketable title to, all Mineral Properties, such properties and assets are free of all Liens (subject to deeds of hypothecation that have been registered pursuant to the Selebi Purchase Agreement and the Selkirk Purchase Agreement), and no other property rights (including surface or access rights) are necessary for the conduct of the business in respect of the Mineral Properties as currently conducted or contemplated to be conducted. Any and all Contracts pursuant to which the Company and/or the Subsidiaries holds material assets or is entitled to the use of or to acquire ownership of material assets (whether directly or indirectly) are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and there is currently no material default of any of the provisions of any such agreements nor has any such default been alleged, and the Company after making due enquiries is not aware of any disputes or claims or basis for any claim that might or could adversely affect the right of the Company and/or the Subsidiaries to use, transfer, access or otherwise exploit property rights of the Mineral Properties and, other than annual mining licence fees and royalties payable to the Government of Botswana pursuant to the Mines and Minerals Act (1999), neither the Company nor any Subsidiary has a responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof.

(qq)	Mineral Properties and Mining Rights. The Company and/or the Subsidiaries hold, mining licences or other conventional property, proprietary or contractual interests or rights, including access and surface rights, recognized in the jurisdiction in which the Mineral Properties are located in respect of the ore bodies and specified minerals located in the Mineral Properties, under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and/or the Subsidiaries to access the Mineral Properties and explore and exploit the minerals relating thereto as are appropriate in view of their respective rights and interests therein; all such properties, leases, concessions or claims in respect of the Mineral Properties have been validly located and recorded in accordance with all applicable laws and are valid, subsisting and in good standing.

(rr)	Mineral Rights. The Mineral Rights are the only material mining licence, claim, lease or other mineral property rights in respect of the Mineral Properties. The Mineral Rights are validly held (directly or indirectly) by the Company. Other than the deeds of hypothecation that have been registered pursuant to the Selebi Purchase Agreement and the Selkirk Purchase Agreement, the Mineral Rights are free and clear of any material Liens and other than any statutory royalty payable on any minerals extracted and a further contractual royalty payable pursuant to the Selebi Purchase Agreement and the Selkirk Purchase Agreement, no material royalty will be payable in respect of the Mineral Rights.

(ss)	Valid Title Documents. Any and all of the agreements and other documents and instruments pursuant to which the Company or a Subsidiary holds the Mineral Properties (including any option agreement or any interest in, or right to earn an interest in, any properties) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, and neither the Company nor any Subsidiary thereto is in default of any of the material provisions of any such agreements, documents or instruments, nor has any such default been alleged. The Mineral Properties (and any option agreement or any interest in, or right to earn an interest in, such Mineral Properties) are not subject to any right of first refusal or purchase or acquisition rights.

(tt)	Possession of Permits and Authorizations. The Company and each of the Subsidiaries, as the case may be, has obtained, or has applied for, all Authorizations necessary to carry on the business of the Company and the Subsidiaries, including with respect to the Mineral Properties, as it is currently conducted. The Company and each of the Subsidiaries is in compliance with the terms and conditions of such Authorizations, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. All of the Authorizations issued to date are valid, subsisting, in good standing and in full force and effect and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of such Authorizations, or any notice advising of the refusal to grant any Authorization relating to the Mineral Properties that has been applied for or are in the process of being granted. The Company anticipates that all remaining Authorizations required for the conduct of it and its Subsidiaries’ businesses and operations as proposed to be conducted shall be obtained in the ordinary course of business without either such entity being subject to any material liabilities or obligations outside of the ordinary course or such Authorizations including conditions which may not be satisfied on a reasonable basis by the Company and/or the Subsidiaries, as applicable.

(uu)	No Expropriation. No part of the Mineral Properties has been taken, revoked, condemned, or expropriated by any Governmental Entity nor has any written notice or proceedings in respect thereof been given, or to the knowledge of the Company, been commenced, threatened, or is pending, nor does the Company have any knowledge of the intent or proposal to give such notice or commence any such proceedings.

(vv)	No Indigenous Claims. To the knowledge of the Company: (i) there are no claims or actions with respect to indigenous rights currently outstanding, threatened or pending, with respect to the Mineral Properties; (ii) no land entitlement claims have been asserted nor have or any legal actions relating to indigenous issues been instituted with respect to the Mineral Properties; and (iii) no material disputes with any indigenous group in respect of the Mineral Properties exists or, are threatened or imminent.

(ww)	Material Compliance. The Company and the Subsidiaries are in material compliance with all Environmental Laws in respect of the Mineral Properties.

(xx)	Hazardous Substance. Neither the Company nor any Subsidiary has used, except in material compliance with all Environmental Laws and Environmental Permits, the Mineral Properties or any other properties or facilities which it owns or leases or previously owned or leased to generate, manufacture, process, distribute, use, treat, store, dispose of, transport, or handle any Hazardous Substance.

(yy)	Notice. Neither the Company nor any of the Subsidiaries has received any notice of, nor to the knowledge of the Company have any predecessor companies received notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Laws in relation to the Mineral Properties, and neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company any predecessor companies, have settled any allegation of such non-compliance short of prosecution. There are no orders or directions of any Governmental Entity, made pursuant to Environmental Laws, requiring any material work, repairs, construction or capital expenditures to be made with respect to the Mineral Properties, and neither the Company nor any Subsidiary has received notice of any such order or direction.

(zz)	Unresolved Claims. There are no unresolved claims, complaints, notices or requests for information received by the Company or any Subsidiary with respect to any alleged material violation by the Company or any Subsidiary of any Environmental Laws with respect to the Mineral Properties, and to the knowledge of the Company, none that are threatened or pending; and to the knowledge of the Company no conditions exist in respect of the Mineral Properties which, with the passage of time, or the giving of notice or both, would give rise to liability under Environmental Laws that, individually or in the aggregate, has or would have a Material Adverse Effect.

(aaa)	Corrective Action. Except as ordinarily or customarily issued with respect to any Environmental Permit, neither the Company nor any Subsidiary has received any notice relating to the Mineral Properties wherein it is alleged or stated that the Company or any Subsidiary is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws. Neither the Company nor any Subsidiary has received any notice from any federal, state, municipal or local Governmental Entity relating to inquiries regarding disposal sites in respect of the Mineral Properties.

(bbb)	Environmental Audits. Neither the Company nor any Subsidiary is currently undertaking any environmental audits, evaluations, assessments, studies or tests relating to the Mineral Properties, except for ongoing assessments conducted by or on behalf of the Company or any Subsidiary in the ordinary course.

(ccc)	Actions or Claims. There are currently no pending, or to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws in respect of the Mineral Properties against the Company or any Subsidiary.

Properties and Technical Information

(ddd)	Scientific and Technical Information. The Selebi Technical Report complies in all material respects with the requirements of NI 43-101, including the information contained therein relating to scientific and technical information, and, to the knowledge of the Company, there have been no material adverse changes to such scientific or technical information since the date of such report. The Selebi Technical Report is the sole “current” technical report of the Company for the purposes of NI 43-101. The Company has made available to the authors of the Selebi Technical Report, prior to the issuance thereof, for the purpose of preparing such report, all information requested by such authors and, to the knowledge of the Company, none of such information contains any misrepresentation at the time such information was provided.

(eee)	Community Relationships. The Company and the Subsidiaries use commercially reasonable efforts to maintain good relationships with the communities and persons affected by or located on the lands comprising the Mineral Properties, in all material respects.

(fff)	Government Relationships. The Company and the Subsidiaries use commercially reasonable efforts to maintain good relationships with all Governmental Entities in the jurisdictions in which the Mineral Properties are located, or in which such parties otherwise carry on their business or operations in all material respects. To the knowledge of the Company, all such relationships with Governmental Entities are intact and mutually cooperative and there exists no condition or state of fact or circumstances in respect thereof, that would prevent the Company and the Subsidiaries, as applicable, from conducting their business and all activities in connection with the Mineral Properties as currently or proposed to be conducted, and to the knowledge of the Company, there exists no actual or, threatened termination, limitation or other adverse modification in any such relationships with such Governmental Entities.

(ggg)	Change in Legislation. The Company is not aware of any legislation, regulation or change in government position published or contemplated by a legislative body or Governmental Entity, which it anticipates will materially and adversely affect the business (as currently carried on or proposed to be carried on), affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company on a consolidated basis.

(hhh)	Employment Laws. The Company and the Subsidiaries are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, workers’ compensation, occupational health and safety, workplace laws, regulations and policies and pay equity and wages. There are no material claims, complaints, outstanding decisions, orders or settlements or pending claims, complaints, decisions, orders or settlements under any applicable laws related to human rights, employment standards, workers’ compensation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any of the foregoing.

(iii)	Employee Plans. Each Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such employee plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws.

(jjj)	Labour Matters. There is not currently any labour disruption, dispute, slowdown, stoppage, complaint or grievance outstanding, or to the knowledge of the Company, threatened or pending, against the Company or any Subsidiary which is adversely affecting or could adversely affect, in a material manner, the carrying on of the business of the Company or the Subsidiaries and no union representation exists for the employees of the Company or any Subsidiary and no collective bargaining agreement is in place or being negotiated by the Company or any Subsidiary.

Offering Related Matters

(kkk)	Corporate Actions. All necessary corporate action has been taken or will have been taken prior to the Closing Time by the Company so as to (i) validly issue the Offered Securities as fully paid and non-assessable Common Shares, (ii) validly create and issue the Broker Warrants, and (iii) validly allot and authorize the issuance of the Broker Shares as fully paid and non-assessable Common Shares.

(lll)	Validly Issued Shares. The Offered Securities have been duly and validly authorized for issuance and sale and when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable Common Shares.

(mmm)	Validly Issued Broker Warrants. The Broker Warrants have been duly and validly created and when issued and delivered by the Company pursuant to this Agreement and the Broker Warrant Certificates, the Broker Warrants will be validly issued.

(nnn)	Validly Issued Broker Shares. The Broker Shares have been duly allotted and authorized for issuance and, upon exercise of the Broker Warrants in accordance with the terms and conditions of the Broker Warrant Certificates, the Broker Shares will be validly issued as fully paid and non-assessable Common Shares.

(ooo)	Listing. The Company has filed with the TSXV all necessary documents and has taken, or will have taken prior to the Closing Time, all necessary steps to ensure that at the Closing Time, the Offered Securities will be listed and posted for trading on the TSXV and the Broker Shares have been approved for listing, subject to their issuance.

(ppp)	Fees and Commissions. Other than the Agents (or any members of their selling group) pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the Offering.

(qqq)	Entitlement to Proceeds. Other than the Company, there is no person that is or will be entitled to the proceeds of the Offering under the terms of any Material Agreement, Debt Instrument or other document or instrument (written or unwritten).

6.	Conditions to Closing

6.1	The following are conditions to the completion of the Agents’ obligation as contemplated in this Agreement, which conditions shall have been fulfilled by the Company, as applicable, on or prior to the Closing Time, other than as may be waived in writing in whole or in part by the Agents:

(a)	the board of directors of the Company will have authorized and approved the execution and delivery of the Transaction Documents and the performance of all obligations thereunder, including the sale and issuance of the Offered Securities, and all matters relating to the foregoing;

(b)	the Agents shall have received a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer or such other senior officers as may be acceptable to the Agents, acting reasonably, addressed to the Agents and their counsel and dated the Closing Date, with respect to (i) the constating documents of the Company, (ii) all resolutions of the Company’s board of directors, relating to the Offering and the Transaction Documents and the transactions contemplated hereby and thereby, and (iii) the incumbency and specimen signatures of signing officers of the Company, in the form of a certificate of incumbency and such further certificates and other documentation as may be contemplated in this Agreement or as the Agents or their counsel may reasonably require;

(c)	the Agents shall have received, if requested, a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer or such other senior officers as may be acceptable to the Agents, acting reasonably, addressed to the Agents and their counsel and dated the Closing Date, in form and content satisfactory to the Agents, acting reasonably, certifying that:

(i)	no order, ruling or determination having the effect of suspending the sale of the Offered Securities or any securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

(ii)	there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company since the date of this Agreement which has not been publicly disclosed;

(iii)	no default or event exists and is then continuing under any of the Transaction Documents and no event exists that, but for the giving of notice, lapse of time, or both, or but for the satisfaction of any other condition after that event, would constitute a default or event of default under any of the Transaction Documents;

(iv)	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the Closing Time, with the same force and effect as if made as at the Closing Time after giving effect to the transactions contemplated hereby, subject to any qualifications set out herein or therein; and

(v)	the Company has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with or satisfied, other than conditions which have been waived by the Agents, at or prior to the Closing Time;
(d)	the Agents shall have received favourable legal opinions addressed to the Agents and the Purchasers, in form and substance satisfactory to the Agents’ counsel, dated the Closing Date, from legal counsel to the Company, and where appropriate, local counsel to the Company in the other Selling Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of public officials and officers of the Company, with respect to the following matters:
(i)	as to the incorporation and subsistence of the Company under the laws of its jurisdiction of incorporation and as to the Company having the requisite corporate power and capacity under the laws of its jurisdiction of incorporation to carry on business and to own, lease and operate properties and assets;

(ii)	as to the authorized and issued capital of the Company (which opinion as to the number of outstanding Common Shares shall be based solely on a certificate of the transfer agent of the Company);

(iii)	as to the corporate power and authority of the Company to execute, deliver and perform its obligations under the Transaction Documents, and to create, issue and sell, as applicable, the Offered Securities, the Broker Warrants and the Broker Shares;

(iv)	as to the Transaction Documents having been duly authorized, executed and delivered by the Company, and constituting a valid and legally binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable law and such other customary qualifications for an opinion of such nature as may be reasonably agreed to by counsel of the Company and counsel of the Agents;

(v)	as to the execution and delivery of the Transaction Documents and the performance by the Company of its obligations hereunder and thereunder, and that the sale or issuance, as applicable, of the Offered Securities, the Broker Warrants and the Broker Shares do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with the constating documents of the Company, any resolutions of the shareholders or directors (including committees of the board of directors) of the Company, or any corporate laws applicable to the Company;

(vi)	as to the Offered Securities having been duly and validly issued as fully paid and non-assessable Common Shares;

(vii)	as to the Broker Warrants having been duly and validly created and issued;

(viii)	as to the Broker Shares having been authorized and allotted for issuance and that, upon the due exercise of the Broker Warrants in accordance with the terms thereof, including receipt by the Company of the exercise price therefor, the Broker Shares will be validly issued as fully paid and non-assessable Common Shares;

(ix)	as to the issuance and sale of the Offered Securities to the purchasers thereof and the issuance of the Broker Warrants to the Agents in accordance with the terms of this Agreement being exempt from the prospectus requirements of Canadian Securities Laws and that no documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under Canadian Securities Laws to permit such issuance and sale; it being noted, however, that the Company will be required to file or cause to be filed with the applicable Canadian Securities Regulators, a report on Form 45-106F1 prepared and executed pursuant to NI 45-106, together with the prescribed filing fee within 10 days following the Closing Date;

(x)	as to the issuance and delivery of the Broker Shares upon the due exercise of the Broker Warrants being exempt from the prospectus and registration requirements of Canadian Securities Laws and that no documents will be required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under Canadian Securities Laws to permit such issuance and delivery;

(xi)	as to the Company being a reporting issuer (or the equivalent) under Canadian Securities Laws, and not being included on a list of defaulting reporting issuers maintained by the Canadian Securities Regulators;

(xii)	as to the first trade by the Purchasers or the Agents (as applicable) of the Offered Securities, the Broker Warrants, and the Broker Shares, other than a trade which is otherwise exempt under Canadian Securities Laws, being a distribution and subject to the prospectus requirements under Canadian Securities Laws unless: (i) at the time of such trade, the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding such trade; (ii) at the time of such trade, at least four months have elapsed from the “distribution date” (as such term is defined under NI 45-102) of the Offered Securities or the Broker Warrants, as applicable; (iii) the certificates representing the Offered Securities and the Broker Warrant Certificates carry a legend as set out in Section 2.5(2)3(i) of NI 45-102; (or if the security is entered into a direct registration or other electronic book entry system, or if the relevant Purchaser or Agent did not directly receive a certificate representing the security, the relevant Purchaser or Agent received written notice containing such legend); (iv) the trade is not a “control distribution” (as such term is defined in the NI 45-102); (v) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of such trade; (vi) no extraordinary commission or consideration is paid to a person or corporation in respect of such trade; and (vii) if the selling securityholder is an “insider” or “officer” of the Company (as such terms are defined under applicable Securities Laws), the selling securityholder has no reasonable grounds to believe that the Company is in default of “securities legislation” (as such term is defined in National Instrument 14-101 – Definitions); and

(xiii)	as to the Offered Securities and the Broker Shares having been conditionally approved for listing on the TSXV, subject only to the standard listing conditions of the TSXV.

(e)	the Agents shall have received a favourable legal opinion addressed to the Agents and the Purchasers, in form and substance satisfactory to the Agents, acting reasonably, from local counsel to the Company, which counsel in turn may rely, as to matters of fact, on certificates of public officials (as appropriate) with respect to title matters and ownership interests of the Mineral Properties and the registered Liens thereon;

(f)	the Agents shall have received favourable legal opinions addressed to the Agents and the Purchasers, in form and substance satisfactory to the Agents’ counsel, dated the Closing Date, from legal counsel to the Company regarding each Material Subsidiary in form and substance satisfactory to the Agents, acting reasonably, with respect to the following matters:

(i)	as to the Material Subsidiary having been incorporated and existing under its jurisdiction of incorporation;

(ii)	as to the Material Subsidiary having all requisite corporate power and capacity to carry on business and to own, lease and operate properties and assets; and

(iii)	as to the authorized and issued share capital of the Material Subsidiary and the registered holders of the outstanding capital;

(g)	if any Offered Securities are sold to U.S. Purchasers pursuant to this Agreement, the Company shall have caused a favourable legal opinion to be delivered by the Company’s special U.S. counsel, Troutman Pepper Hamilton Sanders LLP, in form and substance satisfactory to the Agents, acting reasonably, to the effect that the offer and sale of such Offered Securities to such U.S. Purchasers is not required to be registered under the U.S. Securities Act, subject to the usual and customary assumptions, limitations and qualifications, it being understood that no opinion will be expressed as to the subsequent resale of any Offered Securities;

(h)	the Company will have caused the Transfer Agent to deliver a certificate as to the number of issued and outstanding Common Shares;

(i)	the Agents shall have received a certificate of good standing or similar certificate with respect to the jurisdiction in which each of the Company and the Material Subsidiaries is incorporated and evidence of all extra-jurisdictional registrations, as applicable;

(j)	this Agreement, the Subscription Agreements and the Broker Warrant Certificates shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents and their counsel acting reasonably;

(k)	the Agents shall have received executed copies of the lock-up agreements required by the Agents pursuant to Section 4.1(k);

(l)	the Agents shall have received a copy of the correspondence from TSXV indicating that TSXV has conditionally approved the Offering and the listing and posting for trading of the Offered Securities and the Broker Shares;

(m)	prior to the Closing Time, the Agents will have been provided with timely access to all information reasonably required to permit them to conduct a due diligence investigation of the Company (including the Mineral Properties) and their business operations, properties, assets, affairs, prospects and financial condition, including access to their management (including its qualified person(s) for purposes of NI 43-101), in connection with one or more due diligence sessions to be held prior to the Closing Time and the Agents being satisfied, in their sole discretion, with the due diligence review of the Company and the Mineral Properties; and

(n)	prior to the Closing Time, any material change (actual, anticipated, contemplated or, to the knowledge of the Company, threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or relating to the Mineral Properties, as applicable, shall have been disclosed to the Agents in writing.

6.2	In the event the Offering is completed in one or more tranches, the applicable terms, conditions and provisions of this Agreement (including Section 6.1 relating to conditions of Closing) shall apply mutatis mutandis to each such tranche closing.

7.	Closing

7.1	The Offering will be completed by electronic exchange at the Closing Time or such other date or time as may be mutually agreed to; provided that if the Company has not been able to comply in any material respect with any of the covenants or conditions set out herein required to be complied with by the Closing Time or such other date and time as may be mutually agreed to or such covenant or condition has not been waived by the Agents, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this Agreement.

7.2	At the Closing Time:

(a)	The Company shall deliver to Paradigm, in the City of Toronto (i) the Offered Securities to be settled through the Agents, in physically certificated form or in electronic form, as directed by Paradigm, with such Offered Securities being registered as directed by Paradigm, and (ii) the Broker Warrant Certificates; and

(b)	Paradigm shall deliver to the Company the Gross Proceeds of the Offering less (i) the Commission, and (ii) the Agents’ Expenses.

7.3	It is understood that the Agents may waive in whole or in part, or extend the time for compliance with, any of the terms and conditions of this Agreement on behalf of the Agents and the Purchasers without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance; provided that to be binding on the Agents and the Purchasers, any such waiver or extension must be in writing.

8.	Rights of Termination. The Agents (or any one of them) shall be entitled, at their option, to terminate and cancel, without any liability, their (or its) obligations hereunder and those of the Purchasers, by written notice to that effect given to the Company on or before Closing if at any time prior to the Closing (the “Termination Rights”):

(a)	Material Adverse Change. There shall have occurred any material change or change in any material fact, or there shall be discovered any previously undisclosed material change or material fact in relation to the Company or the Material Property that, in the reasonable opinion of the Agents, or any one of them, has or would reasonably be expected to have a significant adverse effect on the market price or value of the Common Shares;

(b)	Disaster. There should develop, occur or come into effect or existence any event, action, state, condition (including without limitation, natural catastrophe, any outbreak or escalation of war, hostilities or terrorism, any declared pandemic of a serious contagious disease, or national emergency or accident) or any new law or regulation enacted (including a change in any existing law or regulation), or other occurrence of any nature whatsoever or any other event or action, or major financial occurrence of national or international consequence, that, in the opinion of the Agents (or any one of them), acting reasonably, seriously adversely affects, or would be expected to seriously adversely affect, the financial markets or the business, operations or affairs of the Company (taken as a whole), or the market price or value of the Common Shares;

(c)	Proceedings. (A) Any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened in relation to the Company or any of their respective officers or directors or any of their principle shareholders where a material wrong-doing is alleged or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSXV or any securities regulatory authority (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any Agent) which involves a finding of wrong-doing that significantly and adversely affects or would reasonably be expected to significantly and adversely affect the business, operations or affairs of the Company taken as a whole or the market price or value of the securities of the Company; (B) or any order, action or proceeding which cease trades or otherwise operates to prevent or restrict the trading of the Company’s securities is made or threatened by a securities regulatory authority;

(d)	Breach. The Company is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement is or becomes false and is not rectified as at the Closing Time;

(e)	Market. The state of the financial markets in Canada or elsewhere where it is planned to market the Offered Securities is such that, in the reasonable opinion of the Agents (or any of them), the Offered Securities cannot be marketed profitably; or

(f)	Due Diligence. There shall exist any material fact or material not disclosed as at the date hereof which, in the reasonable opinion of the Agents (or any one of them) results or could reasonably be expected to have a significant adverse effect on the market price or value of the Common Shares.

8.2	Exercise of Termination Rights. The Termination Rights contained in this Section 8 may be exercised by any of the Agents and is in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event the Termination Rights are exercised by an Agent, there shall be no further liability on the part of that Agent to the Company or on the part of the Company to that Agent except in respect of any liability which may have arisen or may arise after such exercise of the Termination Right in respect of acts or omissions prior to such termination or under Sections 9 and Section 10 of this Agreement.

9.	Indemnity

9.1	The Company and each of its subsidiaries (collectively, the “Indemnitor”) hereby agree to indemnify and hold harmless the Agents and each other member of their selling group and each of their subsidiaries and Affiliates, and each of their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and each, an “Indemnified Party”), to the full extent lawful, from and against all expenses, fees, losses (but not including any amount for lost profits), claims, actions, suits, proceedings, damages, obligations and liabilities, joint or several, of any nature (including aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of its counsel) (collectively, “Losses”) that are incurred in investigating, defending and/or settling any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party (collectively, the “Claims”) or to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims arise out of or are based upon, directly or indirectly, the performance of professional services rendered to the Company by the Agents or Indemnified Parties hereunder or otherwise in connection with the matters referred to in this Agreement, together with any Losses that are incurred in enforcing this indemnity. This indemnity shall not be available to an Indemnified Party in respect of Losses incurred where a court of competent jurisdiction in a final judgment in a proceeding in which the Indemnified Party is named as a party, that has become non-appealable determines that the Indemnified Party has been grossly negligent or committed any fraudulent act or act of wilful misconduct and such Losses were directly caused by or resulted from such fraud, gross negligence or wilful misconduct of the Indemnified Party.

9.2	If for any reason (other than a determination as to any of the events referred to immediately above) an indemnity is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any Claim, the applicable Indemnitor shall contribute to the Losses paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitor on the one hand and the Indemnified Party on the other hand but also the relative fault of the applicable Indemnitor and the Indemnified Party as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the Losses paid or payable by an Indemnified Party as a result of such Claim, the amount (if any) equal to (i) such amount paid or payable, minus (ii) the amount of the fees received by the Indemnified Party, if any, under this Agreement.

9.3	Each Indemnitor agrees that in case any legal proceeding shall be brought against, or an investigation is commenced in respect of, such Indemnitor and/or an Indemnified Party and an Indemnified Party or its personnel are required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of this Agreement, the Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnified Party for time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and out-of-pocket expenses incurred by the personnel of the Indemnified Party in connection therewith) shall be paid by the Indemnitor as they occur.

9.4	The Agents will notify the applicable Indemnitor promptly in writing after receiving notice of any Claim against the Agents or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from such Indemnitor, stating the particulars thereof, will provide copies of all relevant documentation to the Indemnitor and, unless such Indemnitor assumes the defence thereof, will keep such Indemnitor advised of the progress thereof and will discuss all significant actions proposed. The omission to so notify the applicable Indemnitor shall not relieve such Indemnitor of any liability which such Indemnitor may have to an Indemnified Party except only to the extent that any such delay in giving or failure to give notice as herein required materially prejudices the defence of such Claim or results in any material increase in the liability under this indemnity which the Indemnitor would otherwise have incurred had the Agents not so delayed in giving, or failed to give, the notice required hereunder.

9.5	Each Indemnitor shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence of any Claim against it, provided such defence is conducted by counsel of good standing acceptable to the Agents. Upon the applicable Indemnitor notifying the Agents in writing of its election to assume the defence and retaining counsel, such Indemnitor shall not be liable to an Indemnified Party for any legal expenses subsequently incurred by it in connection with such defence. If such defence is not assumed by the Indemnitor, the Indemnified Parties, throughout the course thereof, shall provide copies of all relevant documentation to such Indemnitor, shall keep the Indemnitor advised of the progress thereof and shall discuss with such Indemnitor all significant actions proposed. If such defence is assumed by the applicable Indemnitor, such Indemnitor throughout the course thereof will provide copies of all relevant documentation to the Agents, will keep the Agents advised of the progress thereof and will discuss with the Agents all significant actions proposed.

9.6	Notwithstanding the foregoing paragraph, any Indemnified Party shall have the right, at the applicable Indemnitor’s expense, to separately retain counsel of such Indemnified Party’s choice, in respect of the defence of any Claim if: (i) the employment of such counsel has been authorized by such Indemnitor; or (ii) such Indemnitor has not assumed the defence and employed counsel therefor promptly after receiving notice of such Claim; or (iii) counsel retained by such Indemnitor or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including for the reason that there may be legal defences available to the Indemnified Party which are different from or in addition to those available to such Indemnitor or that there may be a conflict of interest between such Indemnitor and the Indemnified Party or the subject matter of the Claim may not fall within the indemnity set forth herein (in any of which events such Indemnitor shall not have the right to assume or direct the defence on such Indemnified Party’s behalf), provided that such Indemnitor shall not be responsible for the fees or expenses of more than one legal firm in any single jurisdiction for all of the Indemnified Parties.

9.7	No admission of liability and no settlement of any Claim shall be made by the Indemnitor or the Indemnified Party without the prior written consent of the other such party affected.

9.8	The Indemnitor hereby acknowledges that the Agents act as trustee for the other Indemnified Parties of such Indemnitor’s covenants under the indemnity described in this Section 9 and the Agents agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

9.9	The Indemnitor agrees that, in any event no Indemnified Party shall have any liability (either direct or indirect, in contact or tort or otherwise) to the Company or any person asserting claims on behalf of the Company or in right for or in connection with this Agreement, except to the extent that any Losses are determined by a court of competent jurisdiction in a final judgement (in a proceeding in which the applicable Indemnified Party is named as a party) that has become non-appealable to have resulted from the breach of this Agreement, breach of applicable laws, negligence, fraud or wilful misconduct of such Indemnified Party.

9.10	The indemnity and contribution obligations of the Indemnitor under this Section 9, in each instance, shall be in addition to any liability which such Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of such Indemnitor, the Agents and any other Indemnified Party. The foregoing provisions shall survive any termination of this Agreement or the completion of professional services rendered under this Agreement.

10.	Expenses

10.1	The Company will pay all reasonable expenses and fees in connection with the Offering, including, without limitation (i) all expenses of or incidental to the creation, issue, sale, and distribution of the Offered Securities; (ii) all costs incurred in connection with the preparation of documentation relating to the Offering; (iii) the reasonable fees and expenses of the Agents’ legal counsel (up to a maximum of $80,000 exclusive of disbursements and applicable taxes); and (iv) all reasonable out-of-pocket expenses (plus applicable taxes) of the Agents, in each case incurred by Agents or on their behalf (collectively, the “Agents’ Expenses”). The Company will also be responsible for any exigible HST on the foregoing amounts. The Company covenants and agrees to fully reimburse the Agents from time to time for all such reasonable expenses as soon as practical following the receipt by the Company of one or more invoices.

10.2	The Agents’ Expenses shall be payable whether or not the Offering is completed.

11.	Advertisements

11.1	The Company acknowledges that the Agents shall have the right, at their own expense, to place such advertisement or advertisements relating to the sale of the Offered Securities contemplated herein as the Agents may consider desirable or appropriate and as may be permitted by applicable law, including Applicable Securities Laws. The Company and the Agents each agree that they will not make public any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus or registration requirements of Applicable Securities Laws in any of the provinces of Canada or any other jurisdiction in which the Offered Securities shall be offered and sold not being available.

12.	Agents’ Consideration

12.1	In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay to the Agents a cash fee equal to 6.0% of the aggregate Gross Proceeds, other than in respect of sales of the Offered Securities to the President’s List on which a cash fee equal to 3.0% shall be paid (the “Commission”). The obligation of the Company to pay the Commission shall arise at the Closing Time and will be netted out of the Gross Proceeds payable to the Company.

12.2	As additional consideration for their services, the Company shall issue to the Agents that number of Broker Warrants as is equal to 6.0% of the number of Offered Securities sold pursuant to the Offering, other than in respect of that number of Offered Securities sold to the President’s List on which Broker Warrants as is equal to 3.0% of such number sold to the President’s List shall be issued. The obligation of the Company to execute and deliver the Broker Warrant Certificates to the Agents shall arise at the Closing Time.

12.3	Should the Company be unable to issue the Broker Warrants or Broker Shares or should any such securities be unavailable, for any reason, on the terms described herein and in the Broker Warrant Certificates, the Company shall pay to the Agents such other compensation of comparable value to the security that is unable to be issued or that is unavailable, as applicable, with such comparable value to be determined by mutual agreement of the Company and Paradigm, acting reasonably.

13.	Syndication of the Agents

13.1	The sale of the Offered Securities in connection with the Offering shall be as to the following percentages:

Name of Agent	Syndicate Position
Paradigm Capital Inc.	46%
Tamesis Partners LLP	25%
Cormark Securities Inc.	15%
Echelon Wealth Partners Inc.	4%
Eight Capital	4%
INFOR Financial Inc.	4%
CIBC World Markets Inc.	2%

14.	Agents’ Business

14.1	The Company acknowledges that the Agents may be engaged in securities trading and brokerage activities, and providing investment banking, investment management, financial and financial advisory services. In the ordinary course of their trading, brokerage, investment and asset management and financial activities, the Agents and their Affiliates may hold long or short positions, and may trade or otherwise effect or recommend transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Company or any other company that may be involved in any transaction with the Company. Each Agent and its Affiliates may also provide a broad range of normal course financial products and services to its customers (including, but not limited to banking, credit derivative, hedging and foreign exchange products and services), including companies that may be involved in any transaction with the Company.

14.2	The Company acknowledges and agrees that the Agents are acting solely as agents in connection with the purchase and sale of the Offered Securities. The Company further acknowledges and agrees that: (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the subscription price of the Offered Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the Agents, on the other hand; (ii) in connection with the Offering contemplated hereby and the process leading to such transaction, the Agents are and have been acting solely as principals and are not the agents or fiduciaries of the Company or its shareholders, creditors, employees or any other party; (iii) the Agents have not assumed and will not assume an advisory or fiduciary responsibility in favour of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) and the Agents do not have any obligations to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14.3	The Company acknowledges that it may be considered a “connected issuer” (as such term is defined in National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”)) to Paradigm in connection with the Offering and that as a result, the appropriate disclosure has been included in the Subscription Agreement in accordance with NI 33-105.

15.	Authority of Paradigm

15.1	All actions which must be taken or may be taken by the Agents in connection with this Agreement may be taken by Paradigm on behalf of the other Agent and this is an irrevocable authority for the Company accepting notification of any such actions provided that, as between the Agents, Paradigm agrees to consult with the other Agents with respect to such actions

16.	Survival of Warranties, Representations, Covenants and Agreements

16.1	All representations, warranties, covenants and agreements of the Company herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Agents or the Purchasers with respect thereto, shall continue in full force and effect for the benefit of the Agents and the Purchasers, as applicable for a period of two years following the Closing Date. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Agents by the Company or the contribution obligations of the Agents or those of the Company shall survive and continue in full force and effect, indefinitely, subject only to the applicable limitation period prescribed by law.

17.	General Contract Provisions

17.1	Notices. Any notice or other communication to be given hereunder shall be in writing and shall be given by physical delivery or electronic transmission, as follows:

if to the Company:

Premium Nickel Resources Ltd.
One First Canadian Place
100 King Street West, Suite 3400
Toronto, Ontario, M5X 1A4
Canada

Attention: Keith Morrison, CEO & Director / Timothy H. Moran, CLO
Email: kmorrison@premiumnickel.com / tmoran@premiumnickel.com with a copy (not to constitute notice) to:

Bennett Jones LLP

3400 One First Canadian Place

P.O. Box 130

Toronto, Ontario M5X 1A4

Attention: Sander Grieve / Andrew Disipio
Email: grieves@bennettjones.com / disipioa@bennettjones.com

or if to the Agents (on behalf of the Agents to):

Paradigm Capital Inc.

95 Wellington Street West, Suite 2101

Toronto, Ontario M5J 2N7

Attention:Scott Lendrum
email: slendrum@paradigmcap.com

with a copy (not to constitute notice to the Agents) to:

McCarthy Tetrault LLP

Suite 5300, TD Bank Tower

Box 48. 66 Wellington Street West

Toronto, Ontario M5K 1E6

Attention: Eva Bellissimo
email: ebellissimo@mccarthy.ca

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being electronically transmitted and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or facsimile number.

17.2	Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

17.3	Entire Agreement. This Agreement constitutes the entire agreement between the Agents and the Company relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including the Engagement Letter. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein.

17.4	Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement. If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

17.5	Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company and the Agents and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein this Agreement shall not be assignable by any party without the written consent of the others.

17.6	Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

17.7	Time of the Essence. Time shall be of the essence for all provisions of this Agreement.

17.8	Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

17.9	Counterparts and Electronic Execution. This Agreement may be executed and delivered in PDF or by other electronic transmission in one or more counterparts which, together, shall constitute an original copy of this Agreement as of the date first noted above.

[Remainder of page intentionally left blank. Signature pages follow.]

If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below.

Yours very truly,

PARADIGM CAPITAL INC.

Per:	/s/ Scott Lendrum
Authorized Signatory

TAMESIS PARTNERS LLP

Per:	/s/ Richard Greenfield
Authorized Signatory

CORMARK SECURITIES INC.

Per:	/s/ Darren Wallace
Authorized Signatory

ECHELEON WEALTH PARTNERS INC.

Per:	/s/ Jason Yeung
Authorized Signatory

EIGHT CAPITAL

Per:	/s/ Mario Maruzzo
Authorized Signatory

INFOR FINANCIAL INC.

Per:	/s/ Neville Dastoor
Authorized Signatory

CIBC WORLD MARKETS INC.

Per:	/s/ Steven Reid
Authorized Signatory

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

PREMIUM NICKEL RESOURCES LTD.

Per:	/s/ Timothy H. Moran
Authorized Signatory

SCHEDULE “A”

COMPLIANCE WITH UNITED STATES SECURITIES LAWS

This is Schedule “A” to the Agency Agreement dated as of February 24, 2023 between the Company and the Agents.

1.	Interpretation

1.1	As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agency Agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

“affiliate” means an “affiliate” within the meaning of Rule 405 under the U.S. Securities Act;

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S;

“Disqualification Event” means any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D;

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

“Foreign Private Issuer” means a “foreign private issuer” as that term is defined in Rule 405 under the U.S. Securities Act;

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media or broadcast over radio or television, or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“Offered Securities” means the Common Shares issuable pursuant to the Offering;

“Offshore Transaction” means “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation M” means Regulation M adopted by the SEC under the U.S. Exchange Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended; and

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) of Regulation S.

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2.	Representations, Warranties and Covenants of the Agents

2.1	Each Agent, severally and not jointly, represents, warrants and covenants, and will cause its U.S. Affiliate to comply with such representations, warranties and covenants, to and with the Company, as at the date hereof and as at the Closing Date, that:

(a)	the Agent acknowledges, on behalf of itself and its U.S. Affiliate, that the Offered Securities have not been and will not be registered under the U.S. Securities Act or any U.S. state securities laws, and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws. The Offered Securities may be offered and sold in the United States only pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D and in compliance with applicable U.S. state securities laws, and the Offered Securities may be offered and sold outside the United States only in accordance with Rule 903 of Regulation S and in compliance with applicable local laws and regulations. Accordingly, none of the Agent, its affiliates (including the U.S. Affiliate), or any persons acting on any of their behalf (except as permitted by this Schedule “A”), have made or will make (i) any offer to sell or any solicitation of an offer to buy any Offered Securities in the United States, (ii) any sale of Offered Securities unless at the time the Purchaser made its buy order therefor, the Agent, its affiliates (including its U.S. Affiliate), and other persons acting on any of their behalf reasonably believed that such person was outside the United States, or (iii) any Directed Selling Efforts with respect to the Offered Securities;

(b)	the Agent has not entered and will not enter into any contractual agreement with respect to the offer and sale of the Offered Securities, except with its U.S. Affiliate, a selling group member, or otherwise with the prior written consent of the Company. The Agent shall cause its U.S. Affiliate and any selling group member appointed by it to agree, for the benefit of the Company, to comply with, and shall ensure that the U.S. Affiliate and any such selling group member complies with, the same provisions of this Schedule “A” as apply to the Agent;

(c)	all offers of Offered Securities made by the Agent in the United States for sale by the Company have been and shall be made solely through its U.S. Affiliate, which is, and on the dates of such offers and sales was and will be, duly registered as a broker or dealer under Section 15(b) of the U.S. Exchange Act and under the securities laws of all states in which such offers or sales were made (unless exempt from such states’ broker-dealer registration requirements) and a member of, and in good standing with, FINRA, in accordance with all applicable United States federal and state securities laws and regulations, including those governing the registration and conduct of brokers and dealers;

(d)	the Agent agrees to deliver, through its U.S. Affiliate, to each person in the United States to whom it offers to sell or from whom it solicits any offer to buy the Offered Securities a Subscription Agreement; each offeree of Offered Securities that is in the United States has been or will be provided with a copy of the same information regarding the Company and the Offering as has been or will be provided by the Agents to offerees and Purchasers of Offered Securities in Canada;

(e)	any offers of, or solicitation of offers to buy, Offered Securities that have been made or will be made by the Agent, through its U.S. Affiliate, (i) in the United States, were or will be made only to Qualified Institutional Buyers or U.S. Accredited Investors, as applicable, in transactions that are exempt from the registration requirements of the U.S. Securities Act pursuant to Rule 506(b) of Regulation D and exempt from registration under all applicable state securities laws, and (ii) to persons outside the United States were or will be made in Offshore Transactions in compliance with Rule 903 of Regulation S;

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(f)	none of the Agent, its affiliates (including its U.S. Affiliate), or any person acting on any of their behalf, have engaged in or will engage in any form of General Solicitation or General Advertising in connection with the offer and sale of the Offered Securities in the United States or have otherwise engaged or will engage in any conduct involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act in connection with the offer and sale of the Offered Securities in the United States;

(g)	immediately prior to offering the Offered Securities in the United States, the Agent or its U.S. Affiliate had or will have reasonable grounds to believe and did or will believe that such offeree is a Qualified Institutional Buyer or a U.S. Accredited Investor, as applicable, and at the Closing Time, the Agent and its U.S. Affiliate shall have reasonable grounds to believe and shall believe that each U.S. Purchaser is a Qualified Institutional Buyer or a U.S. Accredited Investor, as applicable;

(h)	prior to the completion of any sale of the Offered Securities to a U.S. Purchaser solicited by the Agent, acting through its U.S. Affiliate, each such U.S. Purchaser will be required by the Agent, acting through its U.S. Affiliate, to execute and deliver a Subscription Agreement in the appropriate form, including the U.S. Purchaser Letter for Qualified Institutional Buyers attached thereto as Schedule “E”-1 (for Qualified Institutional Buyers) or the U.S. Purchaser Letter for U.S. Accredited Investors attached thereto as Schedule “E”-2 (for U.S. Accredited Investors), and the Agent and its U.S. Affiliate shall provide the Company with copies of all such completed and executed agreements for acceptance by the Company prior to the completion of any sale of the Offered Securities;

(i)	at least two Business Days prior to the Closing Date, it will provide the Company with a list of all U.S. Purchasers solicited by the Agent or the U.S. Affiliate;

(j)	at the Closing Time, the Agent, together with its U.S. Affiliate, will provide a certificate, substantially in the form of Exhibit I to this Schedule “A”, relating to the manner of the offer and sale of the Offered Securities in the United States or will be deemed to have represented that they did not offer or sell Offered Securities in the United States;

(k)	the Agent will inform, and cause its U.S. Affiliate to inform, each offeree that is in the United States that: (i) the Offered Securities have not been and will not be registered under the U.S. Securities Act or under any state securities laws; (ii) the Offered Securities are being offered and sold to it without registration under the U.S. Securities Act and in reliance upon exemptions from registration under applicable U.S. state securities laws; (iii) the Offered Securities are, or will when issued be, “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and can only be offered, sold, pledged or otherwise transferred, directly or indirectly, to the Company or pursuant to an applicable exemption or exclusion from registration under the U.S. Securities Act and in compliance with applicable state or local laws and regulations (and in compliance with the terms and conditions set forth in the Subscription Agreement executed by a U.S. Purchaser, including the U.S. Purchaser Letter for Qualified Institutional Buyers attached thereto as Schedule “E”-1 (for Qualified Institutional Buyers) or the U.S. Purchaser Letter for U.S. Accredited Investors attached thereto as Schedule “E”-2 (for U.S. Accredited Investors));

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(l)	none of the Agent, its affiliates (including its U.S. Affiliate), or any person acting on any of their behalf, has engaged or will engage in any violation of Regulation M in connection with the Offering;

(m)	the Agent acknowledges that the Broker Warrants and the Broker Shares issuable upon exercise of the Broker Warrants (together, the “Broker Securities”) have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States. In connection with the issuance of the Broker Securities, the Agent represents, warrants, and covenants that it is acquiring or will acquire the Broker Securities as principal for its own account and not for the benefit of any other person. The Agent represents, warrants, and covenants that (i) it is not in the United States or a U.S. Person and is not acquiring and will not acquire the Broker Securities on behalf of a U.S. Person or a person located in the United States; and (ii) this Agreement was executed and delivered outside the United States. The Agent acknowledges and agrees that the Broker Warrants may not be exercised in the United States or by or on behalf or for the benefit of a U.S. Person or a person in the United States, unless such exercise is not subject to, or is exempt from, registration under the U.S. Securities Act and applicable U.S. state securities laws. The Agent agrees that it will not engage in any Directed Selling Efforts with respect to any Broker Securities, and will not offer or sell any Broker Securities in the United States except in compliance with an exemption from the registration requirements of the U.S. Securities Act and all applicable U.S. state securities laws; and

(n)	with respect to the Offered Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D (the “Regulation D Securities”), none of the Agent, its U.S. Affiliate, any selling group member, any of their respective general partners or managing members, any director or executive officer of any of the foregoing, any other officer of any of the foregoing participating in the offer and sale of the Regulation D Securities, or any other officer or employee of any of the foregoing that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers of the Regulation D Securities (each, a “Dealer Covered Person” and, together, the “Dealer Covered Persons”) is subject to any Disqualification Event except for a Disqualification Event (i) covered by Rule 506(d)(2) of Regulation D and (ii) a description of which has been furnished in writing to the Company prior to the date hereof. Neither the Agent nor its U.S. Affiliate has paid or will pay, nor is it aware of any other person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Dealer Covered Persons) for solicitation of purchasers of the Regulation D Securities.

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3.	Representations, Warranties and Covenants of the Company

3.1	The Company represents, warrants, covenants and agrees to and with the Agents, as of the date hereof and the Closing Date, that:

(a)	(i) the Company is and will be on the Closing Date a Foreign Private Issuer and, as of the date hereof, the Company reasonably believes that at the commencement of the Offering there was, and reasonably believes that there is and will be on the Closing Date, no Substantial U.S. Market Interest in the Offered Securities; (ii) the Company is not, and following the application of the proceeds of the sale of the Offered Securities contemplated hereby will not be, registered or required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder; (iii) none of the Company, its affiliates or any person acting on any of their respective behalf (other than the Agents, their affiliates (including the U.S. Affiliates), and any person acting on any of their behalf, as to which the Company makes no representation, warranty, covenant or agreement) has engaged or will engage in any form of General Solicitation or General Advertising with respect to the Offered Securities or has acted or will act in any manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act with respect to the Offered Securities in the United States; (iv) in connection with sales of the Offered Securities offered by the Agents outside the United States, the Company, its affiliates and any person acting on any of their behalf (other than the Agents, their affiliates (including the U.S. Affiliates), and any person acting on any of their behalf, as to which the Company makes no representation, warranty, covenant or agreement) have complied and will comply with the requirements for an Offshore Transaction under Rule 903 of Regulation S; and (v) except with respect to sales of Offered Securities made directly by the Company to offerees in the United States identified by the Agents through the U.S. Affiliates in accordance with Rule 506(b) of Regulation D, none of the Company, any of its affiliates, or any person acting on any of their behalf (other than the Agents, their affiliates (including the U.S. Affiliates), and any person acting on any of their behalf, as to which the Company makes no representation, warranty, covenant or agreement) has made or will make any offer to sell, any solicitation of an offer to buy, or any sale of Offered Securities in the United States;

(b)	none of the Company, its affiliates or any person acting on any of their behalf (other than the Agents, their affiliates (including the U.S. Affiliates), and any person acting on any of their behalf, as to which the Company makes no representation, warranty, covenant or agreement) has engaged or will engage in any Directed Selling Efforts with respect to the Offered Securities, or has taken or will take any action that would cause the exemption from the registration requirements of the U.S. Securities Act afforded by Rule 506(b) of Regulation D, or the exclusion from such registration requirements of the U.S. Securities Act afforded by Rule 903 of Regulation S, to be unavailable for offers and sales of the Offered Securities pursuant to the Agency Agreement including this Schedule “A”;

(c)	during the period beginning six months prior to the commencement of the Offering of the Offered Securities, and ending six months following the Closing Date, the Company has not offered or sold, or solicited any offer to buy and the Company will not, offer or sell, or solicit any offer to buy, any securities of the Company in a manner that would (i) be integrated with the offer and sale of the Offered Securities and (ii) reasonably be expected to cause the exemption from the registration requirements of the U.S. Securities Act afforded by Rule 506(b) of Regulation D, or the exclusion from such registration requirements of the U.S. Securities Act afforded by Rule 903 of Regulation S, to become unavailable with respect to the offer and sale of the Offered Securities pursuant to the Agency Agreement including this Schedule “A”;

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(d)	none of the Company or any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D;

(e)	none of the Company, its affiliates or any person acting on any of their behalf (other than the Agents, their affiliates (including the U.S. Affiliates), and any person acting on any of their behalf, as to which the Company makes no representation, warranty, covenant or agreement) has engaged or will engage in any violation of Regulation M in connection with the Offering;

(f)	the Company will, within prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or applicable state securities laws in respect of the Offering;

(g)	the offer and sale of the Offered Securities in the United States by the Agents through the U.S. Affiliates are not prohibited pursuant to a court order issued pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated thereunder; and
(h)	with respect to Regulation D Securities, none of the Company, any of its predecessors, any director, executive officer, or other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act but excluding the Agents, their U.S. Affiliates and their respective affiliates or any person acting on any of their behalf, as to whom the Company makes no representation, warranty, covenant or agreement) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D. The Company has exercised reasonable care to determine: (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D, and has furnished to the Agents a copy of any disclosures provided thereunder. The Company has not paid and will not pay, nor is it aware of any person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Dealer Covered Persons) for solicitation of purchasers of the Regulation D Securities.

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EXHIBIT “I” TO SCHEDULE “A”

AGENT CERTIFICATE

In connection with the private placement in the United States of Offered Securities of Premium Nickel Resources Ltd. (the “Company”) pursuant to the Agency Agreement dated February 24, 2023 among the Company and the Agents named therein (the “Agency Agreement”), each of the undersigned does hereby certify as follows:

(i)	the U.S. Affiliate is on the date hereof, and was at the time of each offer of Offered Securities made by it and sale by the Company, a duly registered broker or dealer under Section 15(b) of the U.S. Exchange Act and under the laws of all applicable states of the United States (unless exempt from such states’ broker-dealer registration requirements) and was at such times and is on the date hereof a member of, and in good standing with, FINRA, and all offers of the Offered Securities in the United States for sale directly by the Company have been effected by the U.S. Affiliate in accordance with all applicable United States federal and state securities laws and regulations, including those governing the registration and conduct of brokers and dealers;

(ii)	we delivered to each person in the United States to whom we offered to sell or from whom we solicited any offer to buy the Offered Securities the form of Subscription Agreement; we provided each offeree and each U.S. Purchaser with the same information about the Company and the Offering as has been provided by us to offerees and Purchasers of Offered Securities in Canada;
(iii)	immediately prior to our making any offer to an offeree that was in the United States, we had a pre-existing relationship with and reasonable grounds to believe and did believe that each such offeree was a Qualified Institutional Buyer or a U.S. Accredited Investor, as applicable, and we continue to believe on the date hereof that each U.S. Purchaser is a Qualified Institutional Buyer or a U.S. Accredited Investor, as applicable;

(iv)	no form of General Solicitation or General Advertising was used by us in connection with the offer and sale of the Offered Securities in the United States and we have not offered and will not offer any Offered Securities in any manner involving a public offering in the United States within the meaning of Section 4(a)(2) of the U.S. Securities Act;

(v)	prior to any sale by the Company of Offered Securities to a U.S. Purchaser identified by us, we caused each such U.S. Purchaser to sign a Subscription Agreement in the appropriate form, including the U.S. Purchaser Letter for Qualified Institutional Buyers attached thereto as Schedule “E”-1 (for Qualified Institutional Buyers) or the U.S. Purchaser Letter for U.S. Accredited Investors attached thereto as Schedule “E”-2 (for U.S. Accredited Investors);

(vi)	all U.S. Purchasers to whom we offered the Offered Securities were informed that the Offered Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and that the Offered Securities are being offered and sold to such U.S. Purchasers without registration in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D and similar exemptions under applicable state securities laws;

(vii)	neither we, nor any of our affiliates, nor any person acting on any of our behalf have taken or will take, directly or indirectly, any action in violation of Regulation M in connection with the Offering;

(viii)	none of (i) the undersigned, (ii) the undersigned’s general partners or managing members, (iii) any of the undersigned’s directors, executive officers or other officers participating in the offering of the Offered Securities in reliance on Rule 506(b) of Regulation D, (iv) any of the undersigned’s general partners’ or managing members’ directors, executive officers or other officers participating in the offering of such Offered Securities or (v) any other Dealer Covered Person is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D, except for a Disqualification Event contemplated by Rule 506(d)(2) of Regulation D, a description of which has been furnished in writing to the Company prior to the date hereof; and (vii) the undersigned is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the offer and sale of the Offered Securities; and

(ix)	the offering of the Offered Securities in the United States by us has been conducted in accordance with the terms of the Agency Agreement, including Schedule “A” thereto.

Capitalized terms used in this certificate have the meanings given to them in the Agency Agreement, including Schedule “A” thereto, unless otherwise defined herein.

DATED this day of , 2023.

[AGENT]	[U.S. AFFILIATE]

By:	By:
Name:	Name:
Title:	Title

A-8

SCHEDULE “B”

OUTSTANDING CONVERTIBLE SECURITIES AND RIGHTS

TO ACQUIRE SECURITIES OF THE CORPORATION

This is Schedule “B” to the Agency Agreement dated as of February 24, 2023 between the Company and the Agents.

1.	Stock Options Outstanding as at February 23, 2023

●	10,407,044 Options, exercisable for one Common Share as follows:

○	900,000 Options at an exercise price of $0.80 per Common Share until February 24, 2025;

○	240,000 Options at an exercise price of $0.45 per Common Share until August 19, 2025;

○	3,689,000 Options at an exercise price of $0.39 per Common Share until January 26, 2026;

○	495,000 Options at an exercise price of $1.60 per Common Share until February 25, 2026;

○	1,343,850 Options at an exercise price of $0.91 per Common Share until September 29, 2026;

○	998,794 Options at an exercise price of $2.00 per Common Share until October 25, 2026; and

○	2,740,400 Options at an exercise price of $1.90 per Common Share until January 20, 2027.

2.	Warrants Outstanding as at February 23, 2023

979,557 Warrants, exercisable for one Common Share as follows:

683,905 Warrants at an exercise price of $1.75 per Common Share until April 16, 2023; and

295,652 Warrants at an exercise price of $2.40 per Common Share until August 3, 2024.

3.	Preferred Shares as at February 23, 2023

●	118,186 series 1 preferred shares of the Company convertible into 13,131 Common Shares.

4.	Deferred Share Units Outstanding as at February 23, 2023

●	200,000 DSUs issued for cash on December 26, 2022.